SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2017

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3425 Laird, Unit 2 Mississauga, Ontario Canada	L5L 5R8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (226) 787-5278

_________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

Our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to four in which each shareholder will be issued one common share in exchange for every four common shares of their currently issued common stock.

Prior to approval of the reverse split we had a total of 51,262,577 issued and outstanding shares of common stock, par value $0.001. On the effective date of the reverse split, we will have a total of to 12,815,645 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on September 28, 2017 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the reverse split, we have the following new CUSIP number: 74016V207. We have submitted the required information to FINRA and received an effective date of November 1, 2017. Our common stock will be quoted under the symbol “PNIKD” for a period of 20 trading days. After 20 trading days, our common stock will trade under the symbol “PNIK.”

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

/s/ Kashif Khan

Kashif Khan
Chief Executive Officer

Date: November 1, 2017

3